EX-99.1 3 valleypressrelease.htm PRESS RELEASE

Exhibit 99.1

For additional information, contact:
Richard D. Callicutt II
President and Chief Executive Officer
David B. Spencer
Senior Executive Vice President and
Chief Financial Officer
(336) 869-9200

BNC BANCORP SIGNS DEFINITIVE AGREEMENT
TO ACQUIRE ROANOKE-BASED VALLEY FINANCIAL CORPORATION

High Point, NC and Roanoke, VA (November 17, 2014) - BNC Bancorp (“BNC,” NASDAQ: BNCN), the holding company for Bank of North Carolina, and Valley Financial Corporation (“Valley,” NASDAQ: VYFC), the holding company for Valley Bank, have entered into a definitive agreement pursuant to which BNC will acquire all of the common stock of Valley in a stock transaction valued at approximately $101.3 million, based on the closing price of BNC common stock on November 14, 2014.

Valley, headquartered in Roanoke, Virginia, operates nine branches in Roanoke and Salem. As of September 30, 2014, Valley reported approximately $857 million in assets, $607 million in loans, $682 million in deposits and $57.2 million in tangible common equity. Upon completion of the transaction, BNC is expected to have approximately $5.0 billion in assets, $3.6 billion in loans, and $4.0 billion in deposits. The transaction is expected to be immediately accretive to BNC’s fully diluted earnings per share, excluding deal costs.

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, Valley shareholders will receive a fixed price of $20.50 for each share of Valley common stock, payable in shares of BNC common stock based upon the 20-day volume weighted average price of BNC common stock prior to the closing of the merger, subject to minimum and maximum exchange ratios. If the VWAP immediately prior to the merger is greater than or equal to $18.50 then each share of Valley common stock shall be converted into 1.1081 shares of BNC common stock (the “Minimum Exchange Ratio”). If the VWAP immediately prior to the merger is less than $14.25, then each share of Valley common stock shall be converted into 1.4386 shares of BNC common stock (the “Maximum Exchange Ratio”). The transaction, which is subject to regulatory approval, the approval of the shareholders of Valley and BNC, and other customary conditions, is expected to close in the second quarter of 2015.

Commenting on the announcement, Rick Callicutt, President and Chief Executive Officer of BNC, said, “We are pleased to announce the combination of BNC and Valley, the leading community bank in the Roanoke market. This partnership will allow us to enter the Commonwealth of Virginia with a sizable presence in the Roanoke MSA and a top 4 deposit market share. We are most excited about Ellis Gutshall and his team joining BNC to continue to expand the most formidable community bank in the Roanoke Valley. Our combined companies will be well positioned for further expansion in Virginia. The similar culture and core values of Valley and BNC will allow us to accelerate the integration, deepen existing customer relationships, and focus on growth in Southwest Virginia. The Valley team has built a bank that aligns with our vision of a high performing community bank that creates value for all of its stakeholders while “Delivering More” than our customers expect.”

Ellis Gutshall, President and Chief Executive Officer of Valley, added, “We are pleased to join forces with BNC Bancorp to provide enhanced and long-term value to our customers and communities. Our combination with BNC, with combined total assets of approximately $5.0 billion, will provide greater capital resources and operational scale that will allow us to grow with the robust Roanoke economy and capture additional market share. In addition, BNC’s track record for creating and growing shareholder value will be a major plus for the Valley shareholder base.”

Womble Carlyle Sandridge & Rice, LLP provided legal counsel to BNC, while Banks Street Partners, LLC served as financial advisor to BNC. Sandler O’Neill + Partners, LP served as financial advisor to Valley and has rendered a fairness opinion to its Board of Directors in connection with this transaction. Williams Mullen provided legal counsel to Valley.

INVESTOR PRESENTATION

Further information on the terms of this transaction will be included in a Form 8-K to be filed by each of BNC and Valley with the Securities and Exchange Commission (“SEC”) and will be available at http://www.bncdeliversmore.com/investorpresentation.

ABOUT BNC BANCORP

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $5.0 billion in assets (following completion of the acquisition of Valley). Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 48 banking offices in North and South Carolina, which will increase to 60 banking offices, to include Virginia after completion of the pending acquisitions of Harbor Bank Group, Inc. and Valley. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

ABOUT VALLEY FINANCIAL CORPORATION

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from nine full-service offices. Additionally, Valley Bank operates its wealth management subsidiary, Valley Wealth Management Services, Inc., and its mortgage office in Roanoke. The common stock of Valley Financial Corporation is traded on the NASDAQ Capital Market under the symbol VYFC.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about BNC and/or Valley. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of BNC or Valley. Forward-looking statements speak only as of the date they are made and BNC and Valley assume no duty to update such statements. In addition to factors previously disclosed in reports filed by BNC or Valley with the SEC, additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Valley’s operations with those of BNC will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger due to the failure of shareholder approval to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. Additional factors affecting BNC and Valley are discussed in each company’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

ADDITIONAL INFORMATION

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, BNC will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of

Valley and a Prospectus of BNC, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BNC or Valley, may be obtained after their respective filing at the SEC’s Internet site (http://www.sec.gov). In addition, (i) free copies of documents filed by BNC with the SEC may be obtained on the BNC website at www.bncbancorp.com or by requesting them in writing from Drema Michael, BNC Bancorp, 3980 Premier Drive, Suite 210, High Point, North Carolina 27265, or by telephone at (336) 869-9200; and (ii) free copies of documents filed by Valley with the SEC may be obtained on the Valley website at www.myvalleybank.com or by requesting them in writing from Kimberly Snyder, Valley Financial Corporation, 36 Church Avenue, S.W., P.O. Box 2740, Roanoke, Virginia 24011, or by telephone at (540) 342-2265.

BNC and Valley and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Valley’s shareholders in connection with the proposed merger. Information about the directors and executive officers of BNC and Valley and other persons who may be deemed participants in the solicitation will be included in the Proxy Statement/Prospectus. Information about BNC’s executive officers and directors can also be found in BNC’s definitive proxy statement in connection with its 2014 Annual Meeting of Shareholders filed with the SEC on April 10, 2014. Information about Valley’s executive officers and directors can also be found in Valley’s definitive proxy statement in connection with its 2014 Annual Meeting of Shareholders filed with the SEC on March 19, 2014. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. You may obtain free copies of each document as described in the preceding paragraph.